UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2020

THE MADISON SQUARE GARDEN COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza	,	New York	,	New York	10121
(Address of principal executive offices)					(Zip Code)
Registrant’s telephone number, including area code (212) 465-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On March 24, 2020, The Madison Square Garden Company (the “Company”), through three of its wholly-owned subsidiaries, MSG National Properties, LLC (the “Seller”), MSG Sports & Entertainment, LLC (“Seller Parent”), and MSG Forum, LLC (“MSG Forum”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with CAPSS LLC (the “Buyer”) and Polpat LLC (“Buyer Parent”). Pursuant to the MIPA, (i) the Seller has agreed to sell 100% of the membership interests of MSG Forum to the Buyer, (ii) MSG Forum, Seller Parent, the Buyer and certain other parties have agreed to mutually release all claims and counterclaims related to the litigations (as defined below) and (iii) the Buyer has agreed to pay the Seller cash consideration, to be deposited in escrow, of $400.0 million, subject to certain adjustments.
We currently expect the transaction to close during the second calendar quarter of 2020. The closing of the transaction is subject to, among other things, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the execution of the settlement and mutual release agreement by MSG Forum, Seller Parent, the Buyer and certain other parties providing for a mutual release of all claims and counterclaims at issue in the previously disclosed Company lawsuit against the City of Inglewood and other defendants, including the Buyer, related to the planned new Los Angeles Clippers arena project of the Buyer (the “Buyer Project”), as well as other related litigations (collectively, the “litigations”), and (iii) certain other customary conditions, including relating to the parties’ representations and warranties in the MIPA and the performance of their respective obligations. The closing of the transaction is not conditioned on the receipt of any third party consents or financing. There is no assurance that the Seller will complete the sale of MSG Forum on the terms provided for in the MIPA, or at all.
The MIPA contains customary representations and warranties made by each of the Seller, Seller Parent, MSG Forum, the Buyer and Buyer Parent. The MIPA also contains customary pre-closing covenants, including covenants, among others, (i) by MSG Forum to operate its businesses in the ordinary course consistent with past practice, subject to actions MSG Forum reasonably believes are necessary or appropriate to respond to the COVID-19 virus, (ii) by MSG Forum and the Buyer to cause the existing stays of the litigations to be extended to a date that is after May 29, 2020 (the “Outside Closing Date”), (iii) by the Seller, Seller Parent and MSG Forum to refrain from taking specified actions, including from taking any actions in opposition to the Buyer Project, (iv) by Buyer Parent to maintain certain levels of net worth and unencumbered assets, and (v) by each party to use reasonable best efforts to obtain antitrust clearance and to cause the conditions to the MIPA to be satisfied. If the MIPA is terminated prior to closing, the covenant restricting Seller, Seller Parent and MSG Forum from opposing the Buyer Project terminates simultaneously therewith.
The MIPA contains customary termination rights, including, among others and subject to certain exceptions, (i) for either the Buyer or the Seller, if the transaction is not consummated by the Outside Closing Date, as such date may be extended by an additional 60 days under certain circumstances or by mutual agreement of the Buyer and the Seller and (ii) for the Buyer, in connection with the breach of certain specified default provisions (the “specified default provisions”) prior to the closing of the transaction, which prohibit the Seller and Seller Parent (and MSG Forum prior to closing) from taking specified actions to oppose the Buyer Project. The MIPA provides that, in connection with the termination of the MIPA under specified circumstances, the Seller may be entitled to retain approximately $40.0 million in cash from the purchase price deposited into escrow by the Buyer.
The MIPA also provides that, in connection with a breach of the specified default provisions after the closing of the transaction, the Seller and Seller Parent, jointly and severally, may be required to pay the Buyer $100.0 million.
The foregoing description of the MIPA is qualified in its entirety by reference to the MIPA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and exhibits to the MIPA have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
The MIPA has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the MIPA were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the MIPA and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the MIPA and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Stockholders and other investors are not third-party beneficiaries under the MIPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

Note Regarding Forward-Looking Statements
Statements and other information included in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Company’s management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision, including the expected timing of the closing of the proposed transaction, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates or assumptions used. Such forward-looking statements include, without limitation, the failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction; the failure to satisfy the conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction, including but not limited to changes due to general economic, political and business conditions, and the ongoing COVID-19 pandemic; potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding; the occurrence of any event, change or other circumstances that could give rise to the termination of the MIPA; and other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the Company’s future results are identified in the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Factors other than those listed above also could cause the Company’s results to differ materially from expected results.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

2.1	Membership Interest Purchase Agreement, dated as of March 24, 2020, by and among CAPSS LLC, Polpat LLC, MSG National Properties, LLC, MSG Sports & Entertainment, LLC and MSG Forum, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Victoria M. Mink
Name:	Victoria M. Mink
Title:	Executive Vice President and Chief Financial Officer
Dated: March 25, 2020